                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): February 16, 2000



                             OXFORD AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)



               Michigan                   333-75849              38-3262809
    (State or other jurisdiction      (Commission File         (IRS Employer
          of incorporation)                 Number)          Identification No.)



                             1250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (248) 577-1400



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

                                 AMENDMENT NO. 1

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 16, 2000 as set forth in the pages attached hereto:





Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


    (a)  Financial Statements of Businesses Acquired.

         Filed with this Amendment are the following financial statements of Tool & Engineering Company:

         (1)  Audited Combined Balance Sheet as of December 31, 1999.

         (2) Audited Combined Statement of Operations, and Statement of Cash Flows for the year ended December 31, 1999.

    (b)  Pro Forma Financial Information.

         Filed with this Amendment is the following pro forma financial information:

         (1) Unaudited Pro Forma Combined Balance Sheet as of December 31, 1999.

         (2) Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1999 and for the nine months ended December 31, 1999.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Dated May 1, 2000                       OXFORD AUTOMOTIVE, INC.


                                        /S/ Aurelian Bukatko
                                        ------------------------------------
                                        Aurelian Bukatko
                                        Senior Vice President and
                                        Chief Financial Officer

TOOL & ENGINEERING COMPANY
(WHOLLY-OWNED BY FARLEY, INC.)
CONTENTS
--------------------------------------------------------------------------------

                                                                     PAGE(S)
REPORT OF INDEPENDENT ACCOUNTANTS.......................................1


FINANCIAL STATEMENTS
Combined Balance Sheet..................................................2

Combined Statement of Operations........................................3

Combined Statement of Cash Flows........................................4

Notes to Combined Financial Statements................................5-9

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholder of
Tool and Engineering Company


In our opinion, the accompanying combined balance sheet and the related combined statement of operations, and of cash flows present fairly, in all material respects, the financial position of Tool & Engineering Company as further defined in Note 2 (the Company) at December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The Company, as disclosed in Note 5 to the accompanying financial statements, is wholly-owned by Farley, Inc. and has extensive transactions and relationships with Farley, Inc. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly-unrelated parties.

As discussed in Note 10, on February 15, 2000, Farley, Inc. sold certain net assets of the Company to Oxford Automotive, Inc. The accompanying financial statements do not give effect to this purchase transaction.



PRICEWATERHOUSECOOPERS LLP



April 21, 2000

TOOL & ENGINEERING COMPANY
(WHOLLY-OWNED BY FARLEY, INC.)
COMBINED BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------

ASSETS
Current assets
    Trade receivables, net of allowance of $289,516      $3,688,948
    Inventories                                             268,186
    Prepaid expenses and deposits                           132,515
                                                         ----------
      Total current assets                                4,089,649
Property, plant and equipment, net                        3,699,351
Goodwill, net                                               154,920
                                                         ----------

      TOTAL ASSETS                                       $7,943,920
                                                         ==========

LIABILITIES AND INVESTED CAPITAL OF PARENT
Current liabilities
    Cash overdraft                                           63,737
    Trade accounts payable                                  627,926
    Accrued liabilities                                   1,448,410
                                                         ----------
      Total liabilities                                   2,140,073

    Invested Capital of Parent                            5,803,847
                                                         ----------
      Total Invested Capital of Parent                    5,803,847
                                                         ----------

      TOTAL LIABILITIES AND INVESTED CAPITAL OF PARENT   $7,943,920
                                                         ==========


    The accompanying notes are an integral part of the financial statements.

TOOL & ENGINEERING COMPANY
(WHOLLY-OWNED BY FARLEY, INC.)
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

Net sales                                                $ 20,578,090
Cost of sales                                              19,221,395
                                                         ------------
      Gross profit                                          1,356,695
Selling, general and administrative                         3,257,790
                                                         ------------
    Loss before income taxes                               (1,901,095)
                                                         ------------

      Income tax benefit                                 $    735,052
                                                         ------------

      Net loss                                           $ (1,166,043)
                                                         =============

TOOL & ENGINEERING COMPANY
(WHOLLY-OWNED BY FARLEY, INC.)
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net loss                                                     $(1,166,043)
Adjustments to reconcile net loss to net cash
 provided by operating activities
    Depreciation and amortization                                846,150
    Loss on disposal of fixed assets                              59,657
Changes in operating assets and liabilities affecting cash
    Trade receivables                                           (148,194)
    Inventories                                                2,033,011
    Prepaid expenses and other assets                            (19,685)
    Trade accounts payable                                       (10,934)
    Accrued expenses and other liabilities                    (1,179,455)
                                                             -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                  414,507
                                                             -----------
INVESTING ACTIVITIES
Purchases of property, plant and equipment                       (12,209)
Proceeds on disposal of fixed assets                              11,469
                                                             -----------
      NET CASH USED IN INVESTING ACTIVITIES                         (740)
                                                             -----------
FINANCING ACTIVITIES
Cash overdraft                                                  (663,326)
Net cash transfers to/from parent                                249,559
                                                             -----------
      NET CASH USED IN FINANCING ACTIVITIES                     (413,767)
                                                             -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                             --
Cash and cash equivalents at beginning of period                      --
                                                             -----------

Cash and cash equivalents at end of period                   $        --
                                                             ===========


    The accompanying notes are an integral part of the financial statements.

TOOL & ENGINEERING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  1.   NATURE OF OPERATIONS

       Tool and Engineering Company (the Company) provides engineering, design and prototype services to the automotive industry. The Company operates in two locations: Troy for design work and Chicago for the prototyping services. The Company's hourly workforce is represented by the United Steelworkers of America.

       Net sales and accounts receivable from the Company's primary customer, General Motors Corporation, represent approximately 56% of total sales and 39% of the December 31, 1999 accounts receivable balance.

       Although the Company is directly affected by the economic well being of the automotive industry and the customer referred to above, management does not believe significant credit risk exists at December 31, 1999. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

  2.   SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF COMBINATION
       The combined financial statements of the Company include the accounts of the Tool and Engineering Division of Farley, Inc. and Tool and Engineering Company of Detroit, a Michigan Corporation. Both entities are wholly-owned by Farley, Inc.

       Tool and Engineering Company of Detroit was acquired in October 1997 by Farley, Inc. Such acquisition was accounted for under the purchase method of accounting.

       All intercompany transactions have been eliminated in the combination.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH EQUIVALENTS
       Cash overdrafts represent outstanding checks drawn on the Company's bank accounts, which are funded when the checks are presented.

       REVENUE RECOGNITION
       Revenue is recognized by the Company when the product is shipped to the customer or when the services are rendered.

TOOL & ENGINEERING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       INVENTORIES
       Inventories consist of work in process representing costs incurred in connection with certain design, engineering and prototype contracts.

       PROPERTY, PLANT AND EQUIPMENT
       Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:


                                                                YEARS
       Furniture and equipment                                  10-20
       Machinery and equipment                                   2-20

       IMPAIRMENT OF LONG-LIVED ASSETS
       The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This statement requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company recognizes impairment losses for assets or groups of assets where the sum of the estimated future cash flows (undiscounted and without interest charges) is less than the carrying amount of the related asset or group of assets. The amount of the impairment loss recognized is the excess of the carrying amount over the fair value of the asset or group of assets being measured.

       In accordance with that policy, the Company wrote down certain non performing equipment prior to January 1, 1999. The value of this equipment at December 31, 1999 is approximately $581,000. No depreciation expense was recorded for this equipment for the year ended December 31, 1999.

       GOODWILL
       Goodwill represents the excess of the Company's allocated acquisition cost over the fair value of the net assets of the business acquired and is being amortized by the straight-line method, over 15 years. Goodwill is net of amortization of $26,155.

TOOL & ENGINEERING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  3.   PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are comprised of the following at December 31, 1999:

       Furniture and fixtures                                       $   283,542
       Machinery and equipment                                       12,945,850
       Kirksite dies                                                  1,588,046
                                                                    ------------
                                                                     14,817,438
       Less - accumulated depreciation                              (11,118,087)
                                                                    ------------

                                                                    $ 3,699,351
                                                                    ============



       Total depreciation charge for the year ended December 31, 1999 was $834,079.

       Kirksite dies represent dies made out of zinc that are used in producing prototype parts. The dies have an indefinite life, as they can be melted down and reused in production.

  4.   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

       Accrued expenses and other current liabilities are comprised of the following at December 31, 1999:

       Employee compensation                                        $  807,143
       Accrued workers' compensation                                   408,492
       Accrued property taxes                                          182,775
       Accrued medical benefits                                         50,000
                                                                    -----------

                                                                    $1,448,410
                                                                    ===========


  5.   RELATED PARTY TRANSACTIONS

       CASH MANAGEMENT
       Except for certain cash balances controlled at the Company level, cash accounts have been controlled on a centralized basis by Farley, Inc. Accordingly, cash receipts and disbursements have been received or made through Farley, Inc., resulting in net adjustments to the Company's Invested Capital of Parent.

       CORPORATE SERVICES
       The Company has been provided certain management, legal, employee benefit accounting and tax services by Farley, Inc. In order to allocate those costs to the entities to which the costs relate, the Company was charged a management fee which amounted to $150,000 for the year ended December 31, 1999. The allocation of general and administrative costs incurred centrally has been made using a methodology that management believes is reasonable, based on Farley, Inc.'s costs for key personnel that perform services for the Company. Such charges and allocations are not necessarily indicative of the cost that would have been incurred if the Company had been a stand-alone Company.

TOOL & ENGINEERING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  5.   RELATED PARTY TRANSACTION (CONTINUED)

       BUILDING LEASE
       At September 15, 1999, the land and building located in Chicago were transferred to Farley Inc. at net book value of $7,039,434 and subsequently leased-back to the Company. Depreciation and rent expense for the year ended December 31, 1999 was approximately $295,000.

       EMPLOYEE BENEFITS
       Pension benefits for the Company's salaried employees are provided by Farley, Inc. Charges for the year ended December 31, 1999 approximated $285,353.


       INVESTED CAPITAL OF PARENT
       All intercompany balances with Farley, Inc. are included within the Invested Capital of Parent caption in the accompanying financial statements. No interest expense or benefit is charged by Farley, Inc. to the Company.

       Changes in the Invested Capital of Parent account were as follows:

                                                                     1999

       Beginning Invested Capital of Parent                      $13,759,765
          Net loss for the period                                 (1,166,043)
          Intercompany activity                                   (6,789,875)
                                                                 -----------

       Ending Invested Capital of Parent                         $ 5,803,847
                                                                 ============


  6.   POSTRETIREMENT BENEFITS

       Union employees are also provided certain postretirement healthcare benefits in the amount of $500 per year per employee. The liability for the benefits has been determined using a discount rate of 7.5%. The liability at the end of December 31, 1999 approximates $248,598 and is included in accrued liabilities.

  7.   INCOME TAXES

       The Company's results are included in the consolidated federal income tax return and state tax returns of the parent company, Farley, Inc. Pursuant to an informal tax allocation agreement, the Company provides for federal and state income taxes substantially on a stand-alone separate company basis. Accordingly, all federal and state income taxes (current and deferred income taxes) are included in the Invested Capital of Parent.

       Deferred income taxes are related to the effect of temporary differences between financial and tax reporting. The differences are related pricipally to depreciation, provisions for workers' compensation claims, employee vacation costs and provisions for doubtful accounts. At December 31, 1999, the deferred tax assets pertaining to these differences approximate $464.

       The calculations of tax provisions necessarily requires certain assumptions, allocations and estimates which management believes are reasonable to accurately reflect tax reporting as a stand-alone separate company.

TOOL & ENGINEERING COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  7.   INCOME TAXES (CONTINUED)

       For the year ended December 31, 1999, the Company's tax benefit comprised:

       State tax benefit                                     $ 79,000
       Federal income tax benefit                             656,052
                                                             --------

         Total income tax benefit                            $735,052
                                                             --------


  8.   OPERATING LEASES

       As of December 31, 1999, the Company had operating leases for computer equipment and a facility in Troy. The minimum rental commitments under noncancellable operating leases through the expiration of the leases in fiscal year 2000 is $251,769.

  9.   CONTINGENCIES

       The Company is subject to certain legal proceedings, claims and liabilities which arise in the ordinary course of its business. Litigation is subject to many uncertainties; the outcome of individual litigated matters is not predictable with assurance, and it is reasonably possible that some of the foregoing matters could be decided unfavorably to the Company. Although the amount of the liability at December 31, 1999 with respect to these matters cannot be ascertained, the Company believes that any resulting liability will not be material to the financial position, cashflows and results of operations of the Company at December 31, 1999.

 10.   SUBSEQUENT EVENT

       On February 15, 2000, pursuant to a Purchase Agreement dated February 2, 2000, (the "Asset Purchase Agreement"), Oxford Automotive, Inc. purchased substantially all assets and assumed substantially all liabilities of the Company as defined under the agreement for $6,070,000.

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)



The unaudited pro forma combined balance sheet as of December 31, 1999 (the "Unaudited Pro Forma Balance Sheet") gives pro forma effect to the acquisition of the Tool & Engineering Company (the "Technology Division") as if it had occurred on December 31, 1999. The acquisition of the Technology Division is accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The pro forma adjustments represent management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Oxford Automotive, Inc. (the "Company") believes to be reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Pro Forma Balance Sheet are subject to change and the final values may differ substantially from these amounts. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position. The Unaudited Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The unaudited pro forma combined statement of operations for the year ended March 31, 1999 gives pro forma effect to the acquisitions of Cofimeta S.A. ("Cofimeta")and the Technology Division as if they had occurred on April 1, 1998. The unaudited pro forma combined statement of operations for the nine months ended December 31, 1999 gives pro forma effect to the acquisition of the Technology Division as if it had occurred on April 1, 1999. Cofimeta was acquired February 5, 1999. The pro forma statement of operations for the year ended March 31, 1999 includes the results of Cofimeta for the period prior to acquisition (April 1, 1998 to February 4, 1999). Based on the acquisition date, Cofimeta is included in the Company's operations for the nine months ended December 31, 1999. The unaudited pro forma combined statement of operations for the year ended March 31, 1999 and for the nine months ended December 31, 1999 are collectively referred to as the "Unaudited Pro Forma Statements of Operations." The Unaudited Pro Forma Statements of Operations do not purport to be indicative of the results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

        UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF THE PERIOD ENDED


                                                                   TECHNOLOGY          PRO FORMA            PRO FORMA
                                                 COMPANY            DIVISION          ADJUSTMENTS           COMBINED
                                                DECEMBER 31,        DECEMBER 31,       DECEMBER 31,         DECEMBER 31,
                                                  1999                1999 (a)            1999                 1999
                                             ----------------  -------------------  ----------------     ----------------
ASSETS                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents                            $11,129                               ($6,070)(b)(c)         $5,059
Accounts receivable, net                             126,403                3,689                                130,092
Inventories                                           52,764                  268                                 53,032
Reimbursable tooling                                  17,030                                                      17,030
Deferred Taxes                                         2,556                                                       2,556
Prepaid expense and other current
assets                                                24,195                  133                                 24,328
                                             ----------------  -------------------  ----------------     ----------------
  Total current assets                               234,077                4,090           (6,070)              232,097

Other noncurrent assets                               27,961                  155             (155)(c)            27,961
Deferred income taxes                                 26,183                                                      26,183
Property, plant and equipment                        264,355                3,699              663 (c)           268,717
                                             ----------------  -------------------  ----------------     ----------------

  Total assets                                      $552,576               $7,944          ($5,562)             $554,958
                                             ================  ===================  ================     ================


Trade accounts payable                               $91,161                 $628                                $91,789
Restructuring reserve                                  7,464                                   800 (c)             8,264
Other current liabilities                             45,161                1,512             (558)(c)            46,115
Current portion of long-term debt                     10,075                                                      10,075
                                             ----------------  -------------------  ----------------     ----------------
  Total current liabilities                          153,861                2,140              242               156,243

Pension liability                                      9,641                                                       9,641
Post-employment medical benefits                      45,416                                                      45,416
Deferred income taxes                                  9,005                                                       9,005
Other long-term liabilities                            7,293                                                       7,293
Long-term debt                                       281,866                                                     281,866
                                             ----------------  -------------------  ----------------     ----------------
  Total liabilities                                  507,082                2,140               242              509,464

Redeemable Series A                                   40,713                                                      40,713

Common stock                                           1,050                                                       1,050
Accumulated other
   comprehensive income                              (7,680)                                                     (7,680)
Retained earnings                                     11,411                5,804           (5,804)(c)           11,411
                                             ----------------  -------------------  ----------------     ----------------
  Total stockholders' equity                           4,781                5,804           (5,804)                4,781
                                             ----------------  -------------------  ----------------     ----------------
  Total liabilities and stockholders'
equity                                              $552,576               $7,944          ($5,562)             $554,958
                                             ================  ===================  ================     ================




See Accompanying Notes To Unaudited Pro Forma Combined Balance Sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (Dollars in thousands)


   (a) Represents the adjustments for the Technology Division acquisition as if it had occurred on December 31, 1999. The December 31, 1999 balance sheet for the Technology Division was derived from the December 31, 1999 audited financial statements attached.


   (b) Represents the estimated purchase price for the Technology Division. The acquisition was funded using available working capital.

   (c) The acquisition of the Technology Division will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair values on the date of acquisition. The purchase price and preliminary adjustments to historical book value of the Technology Division as a result of the transaction are as follows:


                       Elimination of predecessor goodwill                        $  (155)
                       Increase to fair market value:
                         Kirksite dies                                   $   680
                         Property plant and equipment                        564
                       Net book value of assets not purchased               (581)     663
                                                                         -------  -------

                       Net increase in assets                                     $   508
                                                                                  =======

                       Cash used to finance acquisition                           $ 6,070
                       Decrease in health and retirement benefits
                         not assumed as a part of the acquisition                    (558)
                       Restructuring reserves
                         Serverance costs                                    500
                         Lease exit costs                                    300      800
                                                                         -------
                       Elimination of predecessors investment in the
                         Technology Division                                      (5,804)
                                                                                 -------
                       Net increase in liabilities and shareholders
                         equity                                                  $   508
                                                                                 =======

     UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                                        TECHNOLOGY
                                                        COMPANY          DIVISION        PRO FORMA
                                     COMPANY (a)       PRO FORMA (b)     PRO FORMA (c)    COMBINED
                                  ------------------ ---------------  ---------------------------------


                                     YEAR ENDED        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                   MARCH 31, 1999    MARCH 31, 1999   MARCH 31, 1999   MARCH 31, 1999
                                  ------------------ ---------------  ---------------------------------

  Net Sales                                $591,645        $167,486           $19,926          $786,673
  Cost of Sales                             536,578         150,399            17,952           712,545
                                  -----------------  --------------   ---------------------------------
  Gross Profit                               55,067          17,087             1,974            74,128
  Selling, general and
    administrative expenses                  32,770          11,199             3,549            47,518
  Restructuring provision                     1,151                                               1,151
  Gain on sale of fixed assets                 (777)                                               (777)
                                  -----------------  --------------   ---------------------------------
  Income (loss) from operations              21,923           5,888            (1,575)           26,236
  Interest expense, net                     (20,903)         (5,465)             (485)          (26,853)
  Other income (expense)                      4,445              52                               4,497
                                  -----------------  --------------   ----------------------------------
  Income (loss) before income
    taxes                                     5,465             475            (2,060)            3,880
  (Provision) benefit for income             (2,312)           (190)              804            (1,698)
   taxes                          -----------------  --------------   ---------------------------------
  Net income (loss)                          $3,153        $    285           $(1,256)           $2,182
                                  =================  ==============   =================================


                                                        TECHNOLOGY
                                                         DIVISION       PRO FORMA
                                       COMPANY          PRO FORMA(d)     COMBINED
                                  ------------------  --------------- ----------------

                                     NINE MONTHS          PERIOD        NINE MONTHS
                                        ENDED         APRIL 1, 1999-       ENDED
                                     DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                        1999              1999            1999
                                  ------------------  --------------- ----------------

  Net Sales                                $607,128          $13,640         $620,768
  Cost of Sales                             537,181           12,871          550,052
                                  ------------------  --------------- ----------------
  Gross Profit                               69,947              769           70,716
  Selling, general and
    administrative expenses                  36,950            2,441           39,391
  Restructuring provision                         0
  Gain on sale of fixed assets                  132                               132
                                  ------------------  --------------- ----------------
  Income (loss) from operations              32,865           (1,672)          31,193
  Interest expense, net                     (23,265)            (421)         (23,686)
  Other income (expense)                        524                               524
                                  ------------------  --------------- ----------------
  Income (loss) before income
    taxes                                    10,124           (2,093)           8,031
  (Provision)  benefit for
    income taxes                             (4,306)             814           (3,492)
                                  ------------------  --------------- ----------------
  Net income (loss)                          $5,818          $(1,279)        $  4,539
                                  ==================  =============== ================

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     (a) Statement of Operations Data for the Company for the year ended March 31, 1999 includes operating data for Cofimeta for the period subsequent to acquisition (February 4, 1999 to March 31, 1999).

     (b) The Company Pro Forma information has been adjusted as follows to reflect the Company's Statement of Operations Data as if the Company had acquired Cofimeta on April 1, 1998:

                                                                        PRO FORMA           COMPANY
                                                COFIMETA(1)            ADJUSTMENTS         PRO FORMA
                                               PERIOD FROM
                                              APRIL 1, 1998
                                                 THROUGH               YEAR ENDED          YEAR ENDED
                                             FEBRUARY 4, 1999         MARCH 31, 1999     MARCH 31, 1999
                                             ----------------         --------------     ---------------

  Net Sales                                  $    167,486                                $167,486
  Cost of Sales                                   153,733             $ (3,334)(2)        150,399
                                             ------------             --------           --------
  Gross Profit                                     13,753                3,334             17,089
  Selling, general and administrative
     expenses                                      11,107                   92(3)          11,199
  Restructuring provision
  Gain on sale of fixed assets               ------------             --------           --------

  Income (loss) from operations                     2,646                3,242              5,888
  Interest expense, net                            (1,708)              (3,757)(4)         (5,465)
  Other income (expense)                               52                                      52
                                             ------------             --------           --------
  Income (loss) before income taxes                   990                 (515)               475
  (Provision)  benefit for income taxes               (53)                (137)(5)           (190)
                                             ------------             --------           --------
  Net income (loss)                                   937             $   (652)          $    285
                                             =============            =========          =========


         (1) Statement of Operations data for Cofimeta for the period prior to acquisition by the Company (April 1, 1998 - February 4, 1999) was derived from Cofimeta's unaudited internal financial statements.

         (2) Represents decreased depreciation as a result of the conformance of accounting policies and depreciable lives between the Company and Cofimeta.

         (3) Represents amortization of bond acquisition fees associated with the $125.0 million Series A Senior Subordinated Notes issued June 24, 1997.

         (4) Represents the net effect on interest expense as a result of the following:
              Use of proceeds from the Series C offering for the acquisition of Cofimeta of $37,625. Interest expense is calculated using an

              interest rate of 10.125% per annum                                     3,175
                Interest an deferred share purchase price deferred debt payments       582
                and continuation plan indebtedness in accordance with the           ------
                acquisition.                                                        $3,757
                                                                                    ======

          (5) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

    (c) The Technology Division Pro Forma information includes the Statement of Operations data as if the Company had acquired Technology Division on April 1, 1998:


                                                                  PRO FORMA            TECHNOLOGY
                                            TECHNOLOGY(1)        ADJUSTMENTS           PRO FORMA
                                            PERIOD FROM
                                           APRIL 1, 1998
                                              THROUGH            YEAR ENDED            YEAR ENDED
                                           MARCH 31, 1999      MARCH 31, 1999        MARCH 31, 1999
                                           --------------      --------------        --------------

  Net Sales                                $     19,926                               $    19,926

  Cost of Sales                                  17,952                                    17,952
                                           ------------        ------------         -------------
  Gross Profit                                    1,974                                     1,974
  Selling, general and administrative
     expenses                                     3,549                                     3,549
  Restructuring provision                                                                       0
  Gain on sale of fixed assets                                                                  0
                                           ------------        ------------         -------------
  Income (loss) from operations                  (1,575)                                   (1,575)
  Interest expense, net                                                (485)(2)              (485)
  Other income (expense)
                                           ------------        ------------         -------------
  Income (loss) before income taxes              (1,575)               (485)               (2,060)
  Provision for income taxes                        610        $        194(3)                804
                                           ------------        ------------         -------------
  Net income (loss)                        $       (965)     $         (291)        $      (1,256)
                                           ============        ============         =============



                    (1) The Statement of Operations data for the period April 1, 1998 to March 31, 1999 was derived from the Technology Division's unaudited internal financial statements.

                    (2) Represents the net effect on interest expenses as a result of allocations for working capital fluctuations during the period. As the Technology Division was not separately allocated interest by the parent, the above adjustment reflects the estimated interest for the period.

                    (3) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 39%.

    (d) The Technology Division Pro Forma information includes the Statement of Operations data as if the Company had acquired Technology Division on April 1, 1998:

                                                                      PRO FORMA             TECHNOLOGY
                                            TECHNOLOGY(1)            ADJUSTMENTS             PRO FORMA
                                             PERIOD FROM
                                             NINE MONTHS             NINE MONTHS            NINE MONTHS
                                                ENDED                   ENDED                  ENDED
                                          DECEMBER 31, 1999       DECEMBER 31, 1999      DECEMBER 31, 1999
                                          -----------------       -----------------      -----------------

  Net Sales                                 $       13,640                                 $       13,640
  Cost of Sales                                     12,499                                         12,871
                                            --------------          --------------         --------------
  Gross Profit                                         769                                            769
  Selling, general and administrative
      expenses                                       2,441                                          2,441
  Restructuring provision
  Gain on sale of fixed assets
                                            --------------          --------------         --------------
  Income (loss) from operations                     (1,672)                                        (1,672)
  Interest expense, net                                  0                    (421)(2)               (421)
  Other income (expense)                                 0                                              0
                                            --------------          --------------         --------------
  Income (loss) before income taxes                 (1,672)                   (421)                (2,093)
  (Provision)  benefit for income taxes                646          $          168(3)                 814
                                            --------------          --------------          -------------
  Net income (loss)                                 (1,026)         $         (253)         $      (1,279)
                                            ==============          ==============          =============


                    (1) The Statement of Operations data for the nine months ended December 31, 1999 was derived from the Technology Division's unaudited internal financial statements.

                    (2) Represents the net effect on interest expenses as a result of allocations for working capital fluctuations during the period. As the Technology Division was not separately allocated interest by the parent, the above adjustment reflects the estimated interest for the period.

                    (3) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 39%.